NEWS RELEASE
Investor Contact:
Ben McCarville, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Andrea Kozek, Vice President, Public Relations Senior Manager
920-491-7518

Associated Banc-Corp Delivers Record Annual Net Income Available to Common Equity of $463 Million in 2025
GREEN BAY, Wis. -- January 22, 2026 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $463 million, or $2.77 per common share for the year ended December 31, 2025. These amounts compare to earnings of $112 million, or $0.72 per common share, for the year ended December 31, 2024. For the quarter ended December 31, 2025, the Company reported earnings of $134 million, or $0.80 per common share. These amounts compare to a loss of $164 million, or $1.03 per common share for the quarter ended December 31, 2024 and earnings of $122 million, or $0.73 per common share for the quarter ended September 30, 2025.
"2025 was a pivotal year for Associated Bank," said President and CEO Andy Harmening. "We achieved several key milestones of our strategic plan, proved we can win in key growth markets, drove high-quality, relationship loan and deposit growth, and posted the strongest bottom line in company history."
"We enter 2026 with a stronger growth profile, enhanced profitability, stronger capital generation and consistently solid credit results. We have the talent, the product set and the value proposition to build on our momentum organically going forward. We're also excited to welcome American National Bank colleagues, customers and communities to the Associated family later this year. We look forward to providing additional updates on Associated's growth journey throughout the year."
2025 Highlights (all comparisons on a period end basis compared to 2024)
•Diluted GAAP earnings per common share of $2.77
•Total period end loans of $31.2 billion (+5% vs. 2024)
•Total period end deposits of $35.6 billion (+3% vs. 2024)
•Total period end core customer deposits1 of $29.6 billion (+3% vs. 2024)
•Record net interest income of $1.2 billion (+15% vs. 2024)
•Net interest margin of 3.03%
•Noninterest income of $286 million
•Noninterest expense of $856 million
•Provision for credit losses of $54 million
•Allowance for credit losses on loans / total loans of 1.35%
•Net charge offs / average loans of 0.12%
•Book value / share of $28.81
•Tangible book value / share1 of $22.01
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Fourth quarter 2025 period end total loans of $31.2 billion increased 1%, or $212 million, from the prior quarter. Compared to the same period last year, period end total loans increased 5%, or $1.4 billion. With respect to fourth quarter 2025 period end balances by loan category:
•Commercial and business lending increased $268 million from the prior quarter and increased $1.3 billion from the same period last year to $13.0 billion.
•Commercial real estate lending decreased $88 million from the prior quarter and increased $30 million from the same period last year to $7.2 billion.
•Consumer lending increased $31 million from the prior quarter and increased $96 million from the same period last year to $10.9 billion.
Fourth quarter 2025 average total loans of $31.0 billion increased 1%, or $245 million, from the prior quarter and increased 3%, or $793 million, from the same period last year. With respect to fourth quarter 2025 average balances by loan category:
•Commercial and business lending increased $272 million from the prior quarter and increased $1.3 billion from the same period last year to $12.7 billion.
•Commercial real estate lending decreased $26 million from the prior quarter and increased $59 million from the same period last year to $7.3 billion.
•Consumer lending decreased $1 million from the prior quarter and decreased $537 million from the same period last year to $11.0 billion.
Full year 2025 average loans of $30.6 billion were up 3%, or $893 million, from 2024. With respect to full year 2025 average balances by loan category:
•Commercial and business lending increased $1.2 billion to $12.3 billion.
•Commercial real estate lending increased $61 million to $7.3 billion.
•Consumer lending decreased $362 million to $11.0 billion.
In 2026, we expect total period end loan growth of 5% to 6% as compared to the year ended December 31, 2025, excluding any impact from the acquisition of American National Corporation.
Deposits
Fourth quarter 2025 period end deposits of $35.6 billion were up 2%, or $671 million, from the prior quarter and were up 3%, or $904 million from the same period last year. With respect to fourth quarter 2025 period end balances by deposit category:
•Noninterest-bearing demand deposits increased $220 million from the prior quarter and increased $351 million from the same period last year to $6.1 billion.
•Savings increased $91 million from the prior quarter and increased $339 million from the same period last year to $5.5 billion.

•Interest-bearing demand deposits increased $32 million from the prior quarter and decreased $171 million from the same period last year to $7.8 billion.
•Money market deposits increased $354 million from the prior quarter and increased $130 million from the same period last year to $6.1 billion.
•Brokered CDs decreased $161 million from the prior quarter and decreased $481 million from the same period last year to $3.8 billion.
•Other time deposits decreased $6 million from the prior quarter and increased $341 million from the same period last year to $4.0 billion.
•Network transaction deposits increased $141 million from the prior quarter and increased $397 million from the same period last year to $2.2 billion.
•Core customer deposits1 increased $691 million from the prior quarter and increased $989 million from the same period last year to $29.6 billion.
Fourth quarter 2025 average deposits of $35.6 billion increased 3%, or $923 million, from the prior quarter and increased 4%, or $1.3 billion, from the same period last year. With respect to fourth quarter 2025 average balances by deposit category:
•Noninterest-bearing demand deposits increased $268 million from the prior quarter and increased $326 million from the same period last year to $6.1 billion.
•Savings increased $99 million from the prior quarter and increased $305 million from the same period last year to $5.4 billion.
•Interest-bearing demand deposits increased $155 million from the prior quarter and increased $431 million from the same period last year to $8.1 billion.
•Money market deposits increased $30 million from the prior quarter and decreased $33 million from the same period last year to $5.9 billion.
•Brokered CDs increased $82 million from the prior quarter and decreased $517 million from the same period last year to $4.0 billion.
•Other time deposits increased $132 million from the prior quarter and increased $380 million from the same period last year to $4.1 billion.
•Network transaction deposits increased $157 million from the prior quarter and increased $400 million from the same period last year to $2.1 billion.
Full year 2025 average deposits of $34.8 billion increased 4%, or $1.5 billion from 2024. With respect to full year 2025 average balances by deposit category:
•Noninterest-bearing demand deposits increased $43 million to $5.8 billion.
•Savings increased $211 million to $5.3 billion.
•Interest-bearing demand deposits increased $473 million to $7.9 billion.
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

•Money market deposits decreased $40 million to $6.0 billion.
•Brokered CDs decreased $162 million to $4.1 billion.
•Other time deposits increased $645 million to $3.9 billion.
•Network transaction deposits increased $284 million to $1.9 billion.
In 2026, we expect period end total deposit growth of 5% to 6% and period end core customer deposit growth of 5% to 6% as compared to the year ended December 31, 2025, excluding any impact from the acquisition of American National Corporation.
Net Interest Income and Net Interest Margin
Full year 2025 net interest income of $1.2 billion was up 15%, or $154 million, from 2024. Net interest margin of 3.03% increased 25 basis points from the prior year.
•The average yield on total earning assets decreased 16 basis points from the prior year to 5.45%.
•The average cost of interest-bearing liabilities decreased 53 basis points from the prior year to 2.98%.
•The net free funds benefit decreased 12 basis points from the prior year to 0.56%.
Fourth quarter 2025 net interest income of $310 million increased 2%, or $5 million, from the prior quarter. Net interest margin of 3.06% increased 2 basis points from the prior quarter. Compared to the same period last year, net interest income increased 15%, or $40 million, and the net interest margin increased 25 basis points.
•The average yield on total earning assets for the fourth quarter of 2025 decreased 16 basis points from the prior quarter and decreased 12 basis points from the same period last year to 5.34%.
•The average cost of total interest-bearing liabilities for the fourth quarter of 2025 decreased 21 basis points from the prior quarter and decreased 47 basis points from the same period last year to 2.82%.
•The net free funds benefit for the fourth quarter of 2025 decreased 2 basis points from the prior quarter and decreased 9 basis points from the same period last year to 0.55%.
We expect total net interest income growth of 5.5% to 6.5% in 2026, excluding any impact from the acquisition of American National Corporation.
Noninterest Income
Full year 2025 noninterest income of $286 million increased $296 million from the prior year. The increase was primarily driven by nonrecurring items associated with a balance sheet repositioning announced during the fourth quarter of 2024, including a $130 million loss on a mortgage portfolio sale and a $148 million net loss on a sale of investments. With respect to 2025 noninterest income line items:
•Capital markets, net increased $10 million from the prior year.
•Wealth management fees increased $4 million from the prior year.
•Mortgage banking, net increased $4 million from the prior year.
•Bank and corporate owned life insurance increased $4 million from the prior year.

Fourth quarter 2025 total noninterest income of $79 million decreased $2 million from the prior quarter and increased $286 million from the same period last year. The comparable quarter decrease was primarily driven by nonrecurring items associated with the balance sheet repositioning announced during the fourth quarter of 2024, including a $130 million loss on a mortgage portfolio sale and a $148 million net loss on a sale of investments. With respect to fourth quarter 2025 noninterest income line items:
•Wealth management fees were up slightly from the prior quarter and increased $2 million from the same period last year.
•Capital markets, net increased slightly from the prior quarter and increased $2 million from the same period last year.
•Asset gains (losses), net decreased $3 million from the prior quarter and were up slightly from the same period last year.
•Mortgage banking, net decreased $1 million from the prior quarter and decreased slightly from the same period last year.
We expect total noninterest income growth of between 4% and 5% in 2026, excluding any impact from the acquisition of American National Corporation.
Noninterest Expense
Full year 2025 noninterest expense of $856 million increased 5%, or $37 million, from 2024. With respect to full year 2025 noninterest expense line items:
•Personnel expense increased $34 million from the prior year.
•Technology expense increased $3 million from the prior year.
•Business development and advertising expense increased $3 million from the prior year.
•Loss on prepayments of FHLB advances decreased $14 million from the prior year, driven by the nonrecurring expense recognized in 2024 for a loss on prepayments of FHLB advances associated with the balance sheet repositioning announced during the fourth quarter of 2024.
•Other noninterest expense increased $8 million from the prior year.
Fourth quarter 2025 noninterest expense of $219 million increased $3 million from the prior quarter and decreased $5 million from the same period last year. With respect to fourth quarter 2025 noninterest expense line items:
•Personnel expense decreased $1 million from the prior quarter and increased $9 million from the same period last year.
•FDIC assessment expense decreased $3 million from the prior quarter and decreased $3 million from the same period last year.
•Loss on prepayments of FHLB advances decreased $14 million from the prior year, driven by the nonrecurring expense recognized in 2024 for a loss on prepayments of FHLB advances associated with the balance sheet repositioning announced during the fourth quarter of 2024.

We expect total noninterest expense to grow by 3% in 2026, excluding any impact from the acquisition of American National Corporation.
Taxes
The fourth quarter of 2025 had a tax expense of $26 million compared to $30 million of tax expense in the prior quarter and $16 million of tax benefit in the same period last year. The tax benefit in the comparable quarter was driven primarily by a loss on income before income taxes as a result of nonrecurring items associated with the balance sheet repositioning announced during the fourth quarter of 2024.
In 2026, we expect the annual effective tax rate to be between 19% and 21%, assuming no change in the corporate tax rate and excluding any impact from the acquisition of American National Corporation.
Credit
Full year 2025 provision for credit losses was $54 million, compared to a provision of $85 million in the prior year.
The fourth quarter 2025 provision for credit losses was $7 million, compared to a provision of $16 million in the prior quarter and a provision of $17 million in the same period last year. With respect to fourth quarter 2025 credit quality:
•Nonaccrual loans of $100 million decreased $6 million, or 5%, from the prior quarter and decreased $23 million, or 19%, from the same period last year. The nonaccrual loans to total loans ratio was 0.32% in the fourth quarter, down from 0.34% in the prior quarter and down from 0.41% in the same period last year.
•Net charge offs of $2 million decreased $11 million, or 83%, from the prior quarter and decreased $10 million, or 81%, from the same period last year.
•The allowance for credit losses on loans (ACLL) of $419 million increased $5 million from the prior quarter and increased $17 million from the same period last year. The ACLL to total loans ratio was 1.35% in the fourth quarter, up from 1.34% in the prior quarter and flat from the same period last year.
In 2026, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality, excluding any impact from the acquisition of American National Corporation.
Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.49% at December 31, 2025. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2025 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 22, 2026. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2025 earnings call. The fourth quarter 2025 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $45 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois, Minnesota, and Missouri. The Company also operates loan production offices in Indiana, Kansas, Michigan, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should," “intend,” "target," “outlook,” "project," "guidance," "forecast," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include the ability or anticipated timing to complete the proposed transaction involving Associated Banc-Corp ("Associated") and American National Bank ("American National"); the ability to integrate the two businesses successfully and in a timely manner, if at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all; the possibility that the transaction may be more expensive to complete than anticipated; and such other risk factors as identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)	December 31, 2025	September 30, 2025	Sequential Quarter Change	June 30, 2025	March 31, 2025	December 31, 2024	Comparable Quarter Change
Assets
Cash and due from banks	$574,698	$490,431	$84,267	$521,167	$521,323	$544,059	$30,639
Interest-bearing deposits in other financial institutions	1,144,123	802,251	341,872	738,938	711,033	453,590	690,533
Federal funds sold and securities purchased under agreements to resell	1,400	90	1,310	—	105	21,955	(20,555)
Available for sale (AFS) investment securities, at fair value	5,397,563	5,217,278	180,285	5,036,508	4,796,570	4,581,434	816,129
Held to maturity (HTM) investment securities, net, at amortized cost	3,602,519	3,636,080	(33,561)	3,672,101	3,705,793	3,738,687	(136,168)
Equity securities	26,060	26,000	60	25,912	23,331	23,242	2,818
Regulatory stocks, at cost	252,514	251,642	872	278,356	194,244	179,665	72,849
Residential loans held for sale	72,499	74,563	(2,064)	96,804	47,611	646,687	(574,188)
Commercial loans held for sale	—	—	—	8,406	7,910	32,634	(32,634)
Loans	31,163,614	30,951,964	211,650	30,607,605	30,294,127	29,768,586	1,395,028
Allowance for loan losses	(378,068)	(378,341)	273	(376,515)	(371,348)	(363,545)	(14,523)
Loans, net	30,785,546	30,573,623	211,923	30,231,091	29,922,780	29,405,041	1,380,505
Tax credit and other investments	236,657	245,239	(8,582)	247,111	254,187	258,886	(22,229)
Premises and equipment, net	381,624	384,139	(2,515)	377,372	377,521	379,093	2,531
Bank and corporate owned life insurance	694,452	693,511	941	691,470	690,551	689,000	5,452
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	22,849	25,052	(2,203)	27,255	29,457	31,660	(8,811)
Mortgage servicing rights, net	86,337	85,063	1,274	85,245	86,251	87,683	(1,346)
Interest receivable	161,118	168,451	(7,333)	168,627	159,729	167,772	(6,654)
Other assets	657,645	677,458	(19,813)	682,373	675,748	676,987	(19,342)
Total assets	$45,202,596	$44,455,863	$746,733	$43,993,729	$43,309,136	$43,023,068	$2,179,528
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$6,126,632	$5,906,251	$220,381	$5,782,487	$6,135,946	$5,775,657	$350,975
Interest-bearing deposits	29,425,976	28,975,602	450,374	28,365,079	29,060,767	28,872,777	553,199
Total deposits	35,552,608	34,881,853	670,755	34,147,565	35,196,713	34,648,434	904,174
Short-term funding	307,864	399,665	(91,801)	75,585	311,335	470,369	(162,505)
FHLB advances	3,268,094	3,220,679	47,415	3,879,489	2,027,297	1,853,807	1,414,287
Other long-term funding	594,276	594,074	202	593,530	591,382	837,635	(243,359)
Allowance for unfunded commitments	41,276	36,276	5,000	35,276	35,276	38,776	2,500
Accrued expenses and other liabilities	463,131	455,019	8,112	481,503	460,574	568,485	(105,354)
Total liabilities	40,227,249	39,587,565	639,684	39,212,948	38,622,578	38,417,506	1,809,743
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	4,781,235	4,674,186	107,049	4,586,669	4,492,446	4,411,450	369,785
Total stockholders’ equity	4,975,347	4,868,298	107,049	4,780,781	4,686,558	4,605,562	369,785
Total liabilities and stockholders’ equity	$45,202,596	$44,455,863	$746,733	$43,993,729	$43,309,136	$43,023,068	$2,179,528
Numbers may not recalculate due to rounding conventions.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comparable Quarter		Year to Date (YTD)		Comparable YTD
(Dollars in thousands, except per share data)	4Q25	4Q24	Dollar Change	Percentage Change	December 2025	December 2024	Dollar Change	Percentage Change
Interest income
Interest and fees on loans	$445,687	$453,253	$(7,566)	(2)%	$1,782,390	$1,830,241	$(47,851)	(3)%
Interest and dividends on investment securities
Taxable	73,511	50,524	22,987	45%	288,200	198,579	89,621	45%
Tax-exempt	13,851	14,469	(618)	(4)%	55,598	58,572	(2,974)	(5)%
Other interest	11,294	10,478	816	8%	46,568	35,312	11,256	32%
Total interest income	544,343	528,724	15,619	3%	2,172,756	2,122,704	50,052	2%
Interest expense
Interest on deposits	194,778	222,888	(28,110)	(13)%	803,918	901,804	(97,886)	(11)%
Interest on federal funds purchased and securities sold under agreements to repurchase	2,682	3,203	(521)	(16)%	10,415	11,754	(1,339)	(11)%
Interest on other short-term funding	110	668	(558)	(84)%	1,016	17,597	(16,581)	(94)%
Interest on FHLB advances	26,309	17,908	8,401	47%	113,253	98,520	14,733	15%
Interest on other long-term funding	10,483	13,769	(3,286)	(24)%	43,009	45,781	(2,772)	(6)%
Total interest expense	234,362	258,436	(24,074)	(9)%	971,611	1,075,456	(103,845)	(10)%
Net interest income	309,981	270,289	39,692	15%	1,201,145	1,047,248	153,897	15%
Provision for credit losses	6,998	16,986	(9,988)	(59)%	53,996	84,986	(30,990)	(36)%
Net interest income after provision for credit losses	302,983	253,303	49,680	20%	1,147,149	962,263	184,886	19%
Noninterest income
Wealth management fees	25,742	24,103	1,639	7%	96,579	92,569	4,010	4%
Service charges and deposit account fees	13,827	13,232	595	4%	53,649	51,642	2,007	4%
Card-based fees	12,679	11,948	731	6%	46,629	46,921	(292)	(1)%
Other fee-based revenue	5,557	5,182	375	7%	21,216	19,499	1,717	9%
Capital markets, net	11,175	9,032	2,143	24%	32,048	22,084	9,964	45%
Mortgage banking, net	2,926	3,387	(461)	(14)%	14,502	10,686	3,816	36%
Loss on mortgage portfolio sale	—	(130,406)	130,406	(100)%	(6,976)	(130,406)	123,430	(95)%
Bank and corporate owned life insurance	3,804	2,322	1,482	64%	17,195	13,477	3,718	28%
Asset gains (losses), net	838	364	474	130%	1,565	(1,042)	2,607	N/M
Investment securities gains (losses), net	37	(148,194)	148,231	N/M	49	(144,147)	144,196	N/M
Other	2,799	2,257	542	24%	9,944	9,310	634	7%
Total noninterest income (loss)	79,384	(206,772)	286,156	N/M	286,400	(9,407)	295,807	N/M
Noninterest expense
Personnel	135,130	125,944	9,186	7%	521,723	487,956	33,767	7%
Technology	28,641	26,984	1,657	6%	110,877	107,563	3,314	3%
Occupancy	14,229	14,325	(96)	(1)%	55,011	54,622	389	1%
Business development and advertising	9,118	7,408	1,710	23%	31,614	28,142	3,472	12%
Equipment	6,888	4,729	2,159	46%	20,277	18,431	1,846	10%
Legal and professional	5,945	6,861	(916)	(13)%	23,934	21,601	2,333	11%
Loan and foreclosure costs	1,327	1,951	(624)	(32)%	8,264	8,471	(207)	(2)%
FDIC assessment	6,589	9,139	(2,550)	(28)%	36,713	38,439	(1,726)	(4)%
Other intangible amortization	2,203	2,203	—	—%	8,811	8,811	—	—%
Loss on prepayments of FHLB advances	—	14,243	(14,243)	(100)%	—	14,243	(14,243)	(100)%
Other	9,396	10,496	(1,100)	(10)%	38,415	30,118	8,297	28%
Total noninterest expense	219,466	224,282	(4,816)	(2)%	855,639	818,397	37,242	5%
Income (loss) before income taxes	162,901	(177,752)	340,653	N/M	577,910	134,459	443,451	N/M
Income tax expense (benefit)	25,772	(16,137)	41,909	N/M	103,133	11,314	91,819	N/M
Net income (loss)	137,129	(161,615)	298,744	N/M	474,777	123,145	351,632	N/M
Preferred stock dividends	2,875	2,875	—	—%	11,500	11,500	—	—%
Net income (loss) available to common equity	$134,254	$(164,490)	$298,744	N/M	$463,277	$111,645	$351,632	N/M

Pre-tax pre-provision income (loss)(a)	169,899	(160,766)	330,665	N/M	631,906	219,445	412,461	188%
Earnings (losses) per common share
Basic	$0.81	$(1.04)	$1.85	N/M	$2.79	$0.73	$2.06	N/M
Diluted	$0.80	$(1.03)	$1.83	N/M	$2.77	$0.72	$2.05	N/M
Average common shares outstanding
Basic	165,126	157,710	7,416	5%	165,079	151,933	13,146	9%
Diluted	166,746	159,164	7,582	5%	166,613	153,347	13,266	9%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(Dollars and shares in thousands, except per share data)			Sequential Quarter
	4Q25	3Q25	Dollar Change	Percentage Change	2Q25	1Q25	4Q24
Interest income
Interest and fees on loans	$445,687	$455,623	$(9,936)	(2)%	$447,781	$433,299	$453,253
Interest and dividends on investment securities
Taxable	73,511	73,727	(216)	—%	71,174	69,788	50,524
Tax-exempt	13,851	13,888	(37)	—%	13,902	13,956	14,469
Other interest	11,294	13,353	(2,059)	(15)%	12,679	9,243	10,478
Total interest income	544,343	556,591	(12,248)	(2)%	545,536	526,285	528,724
Interest expense
Interest on deposits	194,778	202,344	(7,566)	(4)%	197,656	209,140	222,888
Interest on federal funds purchased and securities sold under agreements to repurchase	2,682	2,107	575	27%	2,004	3,622	3,203
Interest on other short-term funding	110	212	(102)	(48)%	287	408	668
Interest on FHLB advances	26,309	35,965	(9,656)	(27)%	34,889	16,090	17,908
Interest on other long-term funding	10,483	10,741	(258)	(2)%	10,700	11,085	13,769
Total interest expense	234,362	251,369	(17,007)	(7)%	245,536	240,345	258,436
Net interest income	309,981	305,222	4,759	2%	300,000	285,941	270,289
Provision for credit losses	6,998	16,000	(9,002)	(56)%	17,996	13,003	16,986
Net interest income after provision for credit losses	302,983	289,223	13,760	5%	282,004	272,938	253,303
Noninterest income
Wealth management fees	25,742	25,315	427	2%	23,025	22,498	24,103
Service charges and deposit account fees	13,827	13,861	(34)	—%	13,147	12,814	13,232
Card-based fees	12,679	12,308	371	3%	11,200	10,442	11,948
Other fee-based revenue	5,557	5,414	143	3%	4,995	5,251	5,182
Capital markets, net	11,175	10,764	411	4%	5,765	4,345	9,032
Mortgage banking, net	2,926	3,541	(615)	(17)%	4,213	3,822	3,387
Loss on mortgage portfolio sale	—	—	—	—%	—	(6,976)	(130,406)
Bank and corporate owned life insurance	3,804	4,051	(247)	(6)%	4,135	5,204	2,322
Asset gains (losses), net	838	3,340	(2,502)	(75)%	(1,735)	(878)	364
Investment securities gains (losses), net	37	1	36	N/M	7	4	(148,194)
Other	2,799	2,670	129	5%	2,226	2,251	2,257
Total noninterest income (loss)	79,384	81,265	(1,881)	(2)%	66,977	58,776	(206,772)
Noninterest expense
Personnel	135,130	135,703	(573)	—%	126,994	123,897	125,944
Technology	28,641	28,590	51	—%	26,508	27,139	26,984
Occupancy	14,229	12,757	1,472	12%	12,644	15,381	14,325
Business development and advertising	9,118	8,362	756	9%	7,748	6,386	7,408
Equipment	6,888	4,368	2,520	58%	4,494	4,527	4,729
Legal and professional	5,945	5,232	713	14%	6,674	6,083	6,861
Loan and foreclosure costs	1,327	1,638	(311)	(19)%	2,705	2,594	1,951
FDIC assessment	6,589	9,980	(3,391)	(34)%	9,708	10,436	9,139
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203
Loss on prepayments of FHLB advances	—	—	—	—%	—	—	14,243
Other	9,396	7,369	2,027	28%	9,674	11,974	10,496
Total noninterest expense	219,466	216,202	3,264	2%	209,352	210,619	224,282
Income (loss) before income taxes	162,901	154,286	8,615	6%	139,629	121,095	(177,752)
Income tax expense (benefit)	25,772	29,554	(3,782)	(13)%	28,399	19,409	(16,137)
Net income (loss)	137,129	124,732	12,397	10%	111,230	101,687	(161,615)
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875
Net income (loss) available to common equity	$134,254	$121,857	$12,397	10%	$108,355	$98,812	$(164,490)

Pre-tax pre-provision income (loss)(a)	169,899	170,286	(387)	—%	157,625	134,098	(160,766)
Earnings (losses) per common share
Basic	$0.81	$0.73	$0.08	11%	$0.65	$0.60	$(1.04)
Diluted	$0.80	$0.73	$0.07	10%	$0.65	$0.59	$(1.03)
Average common shares outstanding
Basic	165,126	165,029	97	—%	164,936	165,228	157,710
Diluted	166,746	166,703	43	—%	166,343	166,604	159,164
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024(a)
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$11,588,059	$182,101	6.24%	$11,367,533	$187,046	6.53%	$10,338,865	$177,369	6.83%
Commercial real estate—owner occupied	1,157,531	16,358	5.61%	1,105,787	15,827	5.68%	1,135,624	16,985	5.95%
Commercial and business lending	12,745,590	198,459	6.18%	12,473,319	202,873	6.45%	11,474,489	194,355	6.74%
Commercial real estate—investor	5,291,562	84,153	6.31%	5,300,765	87,114	6.52%	5,120,608	88,737	6.89%
Real estate construction	1,974,318	34,870	7.01%	1,991,565	36,770	7.32%	2,086,188	39,739	7.58%
Commercial real estate lending	7,265,880	119,023	6.50%	7,292,330	123,884	6.74%	7,206,796	128,476	7.09%
Total commercial	20,011,470	317,482	6.30%	19,765,649	326,757	6.56%	18,681,285	322,831	6.88%
Residential mortgage	6,899,778	64,779	3.76%	6,987,858	65,553	3.75%	7,814,056	70,513	3.61%
Auto finance	3,064,457	42,915	5.56%	3,000,978	42,230	5.58%	2,771,414	39,365	5.65%
Home equity	706,923	12,570	7.11%	690,330	12,641	7.32%	656,792	13,018	7.93%
Other consumer	312,730	8,454	10.72%	305,644	8,972	11.65%	278,370	8,023	11.47%
Total consumer	10,983,888	128,718	4.67%	10,984,811	129,396	4.70%	11,520,632	130,919	4.54%
Total loans	30,995,358	446,200	5.72%	30,750,460	456,153	5.89%	30,201,918	453,750	5.98%
Investments
Taxable securities	6,912,251	73,511	4.25%	6,767,664	73,727	4.36%	5,745,085	50,752	3.53%
Tax-exempt securities(b)	1,990,389	17,534	3.52%	1,997,416	17,580	3.52%	2,085,957	17,653	3.39%
Other short-term investments	972,884	11,294	4.61%	1,046,723	13,353	5.06%	846,195	10,717	5.04%
Total investments	9,875,524	102,339	4.14%	9,811,804	104,660	4.26%	8,677,238	79,122	3.64%
Total earning assets and related interest income	40,870,882	$548,539	5.34%	40,562,264	$560,813	5.50%	38,879,155	$532,871	5.46%
Other assets, net	3,531,889			3,452,939			3,192,406
Total assets	$44,402,771			$44,015,203			$42,071,562
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,436,968	$18,823	1.37%	$5,338,129	$19,042	1.42%	$5,132,247	$20,120	1.56%
Interest-bearing demand	8,054,088	40,309	1.99%	7,898,770	44,763	2.25%	7,623,230	46,061	2.40%
Money market	5,890,836	35,353	2.38%	5,860,802	38,061	2.58%	5,924,269	41,457	2.78%
Network transaction deposits	2,090,587	20,882	3.96%	1,933,659	21,276	4.37%	1,690,745	20,091	4.73%
Brokered CDs	3,998,012	42,056	4.17%	3,916,329	42,878	4.34%	4,514,841	55,734	4.91%
Other time deposits	4,093,939	37,355	3.62%	3,961,522	36,323	3.64%	3,713,579	39,425	4.22%
Total interest-bearing deposits	29,564,430	194,778	2.61%	28,909,211	202,344	2.78%	28,598,911	222,888	3.10%
Federal funds purchased and securities sold under agreements to repurchase	289,679	2,682	3.67%	227,460	2,107	3.68%	310,370	3,203	4.11%
Other short-term funding	12,997	110	3.34%	19,033	212	4.42%	88,415	1,135	5.11%
FHLB advances	2,504,464	26,309	4.17%	3,181,903	35,965	4.48%	1,456,087	17,908	4.89%
Other long-term funding	594,319	10,483	7.06%	593,288	10,741	7.24%	840,880	13,769	6.55%
Total short and long-term funding	3,401,459	39,584	4.63%	4,021,685	49,025	4.85%	2,695,752	36,015	5.33%
Total interest-bearing liabilities and related interest expense	32,965,889	$234,362	2.82%	32,930,896	$251,369	3.03%	31,294,664	$258,903	3.29%
Noninterest-bearing demand deposits	6,064,487			5,796,676			5,738,557
Other liabilities	464,838			466,482			510,000
Stockholders’ equity	4,907,557			4,821,150			4,528,342
Total liabilities and stockholders’ equity	$44,402,771			$44,015,203			$42,071,562
Interest rate spread			2.52%			2.47%			2.17%
Net free funds			0.55%			0.57%			0.64%
Fully tax-equivalent net interest income and net interest margin		$314,177	3.06%		$309,444	3.04%		$273,968	2.81%
Fully tax-equivalent adjustment		(4,196)			(4,222)			(3,680)
Net interest income		$309,981			$305,222			$270,289
Numbers may not recalculate due to rounding conventions.
(a)Prior period has been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Loans held for sale have been included in the average balances.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Twelve Months Ended December 31,
	2025			2024(a)
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$11,133,436	$718,887	6.46%	$9,967,970	$720,359	7.23%
Commercial real estate—owner occupied	1,129,614	64,400	5.70%	1,101,216	66,605	6.05%
Commercial and business lending	12,263,050	783,287	6.39%	11,069,185	786,963	7.11%
Commercial real estate—investor	5,396,914	349,925	6.48%	5,053,175	363,187	7.19%
Real estate construction	1,933,910	139,468	7.21%	2,217,064	175,041	7.90%
Commercial real estate lending	7,330,824	489,393	6.68%	7,270,239	538,228	7.40%
Total commercial	19,593,874	1,272,680	6.50%	18,339,424	1,325,191	7.23%
Residential mortgage	7,043,508	262,150	3.72%	7,907,962	278,804	3.53%
Auto finance	2,961,544	165,476	5.59%	2,576,979	144,892	5.62%
Home equity	680,716	49,361	7.25%	607,044	52,404	8.63%
Other consumer	310,429	34,843	11.22%	265,951	30,982	11.65%
Total consumer	10,996,197	511,830	4.65%	11,357,935	507,083	4.46%
Total loans	30,590,071	1,784,510	5.83%	29,697,360	1,832,274	6.17%
Investments
Taxable securities	6,665,988	288,200	4.32%	5,690,238	199,424	3.50%
Tax-exempt securities(b)	2,002,085	70,377	3.52%	2,111,523	71,458	3.38%
Other short-term investments	944,904	46,568	4.93%	668,730	37,291	5.58%
Total investments	9,612,977	405,145	4.21%	8,470,491	308,173	3.64%
Total earning assets and related interest income	40,203,048	$2,189,655	5.45%	38,167,851	$2,140,446	5.61%
Other assets, net	3,420,064			3,166,002
Total assets	$43,623,112			$41,333,853
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,290,992	$72,932	1.38%	$5,080,045	$85,450	1.68%
Interest-bearing demand	7,917,003	172,987	2.19%	7,443,738	193,900	2.60%
Money market	5,954,259	151,669	2.55%	5,994,171	181,444	3.03%
Network transaction deposits	1,929,731	82,437	4.27%	1,645,695	85,788	5.21%
Brokered CDs	4,078,557	179,645	4.40%	4,240,621	221,157	5.22%
Other time deposits	3,885,386	144,248	3.71%	3,240,865	134,065	4.14%
Total interest-bearing deposits	29,055,928	803,918	2.77%	27,645,135	901,804	3.26%
Federal funds purchased and securities sold under agreements to repurchase	278,104	10,415	3.75%	272,069	11,754	4.32%
Other short-term funding	20,177	1,016	5.04%	403,214	20,420	5.06%
FHLB advances	2,630,034	113,253	4.31%	1,793,734	98,520	5.49%
Other long-term funding	601,867	43,009	7.15%	640,842	45,781	7.14%
Total short and long-term funding	3,530,182	167,693	4.75%	3,109,859	176,475	5.67%
Total interest-bearing liabilities and related interest expense	32,586,110	$971,611	2.98%	30,754,994	$1,078,279	3.51%
Noninterest-bearing demand deposits	5,788,743			5,745,960
Other liabilities	474,382			530,537
Stockholders’ equity	4,773,877			4,302,362
Total liabilities and stockholders’ equity	$43,623,112			$41,333,853
Interest rate spread			2.46%			2.10%
Net free funds			0.56%			0.68%
Fully tax-equivalent net interest income and net interest margin		$1,218,044	3.03%		$1,062,167	2.78%
Fully tax-equivalent adjustment		(16,899)			(14,919)
Net interest income		$1,201,145			$1,047,248
Numbers may not recalculate due to rounding conventions.
(a)Prior period has been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Loans held for sale have been included in the average balances.

Associated Banc-Corp Loan and Deposit Composition
(Dollars in thousands)
Period end loan composition	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Commercial and industrial	$11,799,757	$11,567,651	2%	$11,281,964	$10,925,769	$10,573,741	12%
Commercial real estate—owner occupied	1,186,324	1,149,939	3%	1,101,501	1,118,363	1,143,741	4%
Commercial and business lending	12,986,081	12,717,590	2%	12,383,465	12,044,132	11,717,483	11%
Commercial real estate—investor	5,246,030	5,369,441	(2)%	5,370,422	5,597,442	5,227,975	—%
Real estate construction	1,994,642	1,958,766	2%	1,950,267	1,809,054	1,982,632	1%
Commercial real estate lending	7,240,672	7,328,207	(1)%	7,320,689	7,406,496	7,210,607	—%
Total commercial	20,226,753	20,045,797	1%	19,704,154	19,450,628	18,928,090	7%
Residential mortgage	6,793,957	6,858,285	(1)%	6,949,387	6,999,654	7,047,541	(4)%
Auto finance	3,106,498	3,041,644	2%	2,969,495	2,878,765	2,810,220	11%
Home equity	713,271	698,112	2%	676,208	654,140	664,252	7%
Other consumer	323,135	308,126	5%	308,361	310,940	318,483	1%
Total consumer	10,936,861	10,906,167	—%	10,903,451	10,843,499	10,840,496	1%
Total loans	$31,163,614	$30,951,964	1%	$30,607,605	$30,294,127	$29,768,586	5%

Quarter average loan composition(a)	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Commercial and industrial	$11,588,059	$11,367,533	2%	$10,981,221	$10,583,318	$10,338,865	12%
Commercial real estate—owner occupied	1,157,531	1,105,787	5%	1,114,054	1,141,167	1,135,624	2%
Commercial and business lending	12,745,590	12,473,319	2%	12,095,274	11,724,484	11,474,489	11%
Commercial real estate—investor	5,291,562	5,300,765	—%	5,582,333	5,415,412	5,120,608	3%
Real estate construction	1,974,318	1,991,565	(1)%	1,869,708	1,898,582	2,086,188	(5)%
Commercial real estate lending	7,265,880	7,292,330	—%	7,452,041	7,313,994	7,206,796	1%
Total commercial	20,011,470	19,765,649	1%	19,547,316	19,038,479	18,681,285	7%
Residential mortgage	6,899,778	6,987,858	(1)%	7,034,607	7,256,320	7,814,056	(12)%
Auto finance	3,064,457	3,000,978	2%	2,933,161	2,844,730	2,771,414	11%
Home equity	706,923	690,330	2%	667,339	657,625	656,792	8%
Other consumer	312,730	305,644	2%	309,578	313,828	278,370	12%
Total consumer	10,983,888	10,984,811	—%	10,944,685	11,072,503	11,520,632	(5)%
Total loans	$30,995,358	$30,750,460	1%	$30,492,001	$30,110,982	$30,201,918	3%

Period end deposit and customer funding composition(b)	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Noninterest-bearing demand	$6,126,632	$5,906,251	4%	$5,782,487	$6,135,946	$5,775,657	6%
Savings	5,471,870	5,380,574	2%	5,291,674	5,247,291	5,133,295	7%
Interest-bearing demand	7,823,362	7,791,861	—%	7,490,772	7,870,965	7,994,475	(2)%
Money market	6,139,438	5,785,871	6%	5,915,867	6,141,275	6,009,793	2%
Network transaction deposits	2,154,995	2,013,964	7%	1,792,362	1,882,930	1,758,388	23%
Brokered CDs	3,795,133	3,956,517	(4)%	4,072,048	4,197,512	4,276,309	(11)%
Other time deposits	4,041,178	4,046,815	—%	3,802,356	3,720,793	3,700,518	9%
Total deposits	35,552,608	34,881,853	2%	34,147,565	35,196,713	34,648,434	3%
Other customer funding(c)	47,794	64,570	(26)%	75,440	85,950	100,044	(52)%
Total deposits and other customer funding	$35,600,402	$34,946,423	2%	$34,223,005	$35,282,663	$34,748,478	2%
Core customer deposits(d) and other customer funding	$29,650,274	$28,975,941	2%	$28,358,595	$29,202,221	$28,713,780	3%

Quarter average deposit composition	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Noninterest-bearing demand	$6,064,487	$5,796,676	5%	$5,648,935	$5,640,123	$5,738,557	6%
Savings	5,436,968	5,338,129	2%	5,222,869	5,162,468	5,132,247	6%
Interest-bearing demand	8,054,088	7,898,770	2%	7,683,402	8,031,707	7,623,230	6%
Money market	5,890,836	5,860,802	1%	5,988,947	6,079,551	5,924,269	(1)%
Network transaction deposits	2,090,587	1,933,659	8%	1,843,998	1,847,972	1,690,745	24%
Brokered CDs	3,998,012	3,916,329	2%	4,089,844	4,315,311	4,514,841	(11)%
Other time deposits	4,093,939	3,961,522	3%	3,725,205	3,756,332	3,713,579	10%
Total deposits	35,628,917	34,705,887	3%	34,203,201	34,833,464	34,337,468	4%
Other customer funding(c)	45,973	74,305	(38)%	80,010	87,693	94,965	(52)%
Total deposits and other customer funding	$35,674,890	$34,780,192	3%	$34,283,211	$34,921,157	$34,432,433	4%
Core customer deposits(d) and other customer funding	$29,586,291	$28,930,204	2%	$28,349,369	$28,757,874	$28,226,848	5%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Loans held for sale have been included in the average balances.
(b) Prior periods have been adjusted to conform with current period presentation.
(c) Includes repurchase agreements.
(d) Total deposits excluding brokered CDs and network transaction deposits. This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Selected Asset Quality Information
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$378,341	$376,515	—%	$371,348	$363,545	$361,765	5%
Provision for loan losses	2,000	15,000	(87)%	18,000	16,500	14,000	(86)%
Charge offs	(7,636)	(15,254)	(50)%	(18,348)	(13,714)	(13,770)	(45)%
Recoveries	5,363	2,081	158%	5,515	5,017	1,551	N/M
Net charge offs	(2,273)	(13,173)	(83)%	(12,833)	(8,698)	(12,220)	(81)%
Balance at end of period	$378,068	$378,341	—%	$376,515	$371,348	$363,545	4%
Allowance for unfunded commitments
Balance at beginning of period	$36,276	$35,276	3%	$35,276	$38,776	$35,776	1%
Provision for unfunded commitments	5,000	1,000	N/M	—	(3,500)	3,000	67%
Balance at end of period	41,276	36,276	14%	35,276	35,276	38,776	6%
Allowance for credit losses on loans (ACLL)	$419,344	$414,618	1%	$411,791	$406,624	$402,322	4%
Provision for credit losses on loans	$7,000	$16,000	(56)%	$18,000	$13,000	$17,000	(59)%
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$1,524	$(1,230)	N/M	$(1,826)	$(4,726)	$(2,406)	N/M
Commercial real estate—owner occupied	(113)	—	N/M	—	—	—	N/M
Commercial and business lending	1,411	(1,230)	N/M	(1,826)	(4,726)	(2,406)	N/M
Commercial real estate—investor	94	(8,930)	N/M	(8,493)	(892)	(6,617)	N/M
Real estate construction	2	2	—%	121	30	4	(50)%
Commercial real estate lending	96	(8,928)	N/M	(8,372)	(863)	(6,612)	N/M
Total commercial	1,507	(10,158)	N/M	(10,198)	(5,589)	(9,018)	N/M
Residential mortgage	(197)	(231)	(15)%	(302)	197	(239)	(18)%
Auto finance	(2,010)	(1,505)	34%	(689)	(1,519)	(1,782)	13%
Home equity	2	56	(96)%	237	289	277	(99)%
Other consumer	(1,575)	(1,336)	18%	(1,881)	(2,076)	(1,457)	8%
Total consumer	(3,780)	(3,015)	25%	(2,636)	(3,109)	(3,202)	18%
Total net charge offs	$(2,273)	$(13,173)	(83)%	$(12,833)	$(8,698)	$(12,220)	(81)%
(in basis points)	Dec 31, 2025	Sep 30, 2025		Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	5	(4)		(7)	(18)	(9)
Commercial real estate—owner occupied	(4)	—		—	—	—
Commercial and business lending	4	(4)		(6)	(16)	(8)
Commercial real estate—investor	1	(67)		(61)	(7)	(51)
Real estate construction	—	—		3	1	—
Commercial real estate lending	1	(49)		(45)	(5)	(37)
Total commercial	3	(20)		(21)	(12)	(19)
Residential mortgage	(1)	(1)		(2)	1	(1)
Auto finance	(26)	(20)		(9)	(22)	(26)
Home equity	—	3		14	18	17
Other consumer	(200)	(173)		(244)	(268)	(208)
Total consumer	(14)	(11)		(10)	(11)	(11)
Total net charge offs	(3)	(17)		(17)	(12)	(16)
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Credit quality
Nonaccrual loans	$100,428	$106,179	(5)%	$112,999	$134,808	$123,260	(19)%
Other real estate owned (OREO)	28,016	29,268	(4)%	34,287	23,475	20,217	39%
Repossessed assets	757	789	(4)%	882	688	687	10%
Total nonperforming assets	$129,201	$136,236	(5)%	$148,169	$158,971	$144,164	(10)%
Accruing loans past due 90 days or more(a)	$2,814	$2,692	5%	$14,160	$3,036	$3,189	(12)%
Allowance for credit losses on loans to total loans	1.35%	1.34%		1.35%	1.34%	1.35%
Allowance for credit losses on loans to nonaccrual loans	417.56%	390.49%		364.42%	301.63%	326.40%
Nonaccrual loans to total loans	0.32%	0.34%		0.37%	0.44%	0.41%
Nonperforming assets to total loans plus OREO and repossessed assets	0.41%	0.44%		0.48%	0.52%	0.48%
Nonperforming assets to total assets	0.29%	0.31%		0.34%	0.37%	0.34%

Associated Banc-Corp Selected Asset Quality Information (continued)
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$7,178	$12,802	(44)%	$6,945	$12,898	$19,084	(62)%
Commercial real estate—owner occupied	203	203	—%	—	1,501	1,501	(86)%
Commercial and business lending	7,381	13,006	(43)%	6,945	14,399	20,585	(64)%
Commercial real estate—investor	8,311	7,333	13%	15,805	31,689	16,705	(50)%
Real estate construction	144	145	(1)%	146	125	30	N/M
Commercial real estate lending	8,455	7,478	13%	15,950	31,814	16,735	(49)%
Total commercial	15,836	20,484	(23)%	22,895	46,213	37,320	(58)%
Residential mortgage	68,492	69,093	(1)%	73,817	72,455	70,038	(2)%
Auto finance	8,271	8,218	1%	8,004	7,692	7,402	12%
Home equity	7,774	8,299	(6)%	8,201	8,275	8,378	(7)%
Other consumer	55	85	(35)%	82	173	122	(55)%
Total consumer	84,592	85,696	(1)%	90,104	88,595	85,941	(2)%
Total nonaccrual loans	$100,428	$106,179	(5)%	$112,999	$134,808	$123,260	(19)%
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Seql Qtr % Change	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$2,683	$1,071	151%	$2,593	$7,740	$1,260	113%
Commercial real estate—owner occupied	34	—	N/M	5,628	1,156	1,634	(98)%
Commercial and business lending	2,717	1,071	154%	8,221	8,896	2,893	(6)%
Commercial real estate—investor	19,405	14,190	37%	1,042	2,463	36,391	(47)%
Real estate construction	117	21	N/M	90	—	21	N/M
Commercial real estate lending	19,522	14,211	37%	1,132	2,463	36,412	(46)%
Total commercial	22,239	15,282	46%	9,353	11,360	39,305	(43)%
Residential mortgage	13,135	12,684	4%	8,744	13,568	14,892	(12)%
Auto finance	16,445	14,013	17%	13,149	12,522	14,850	11%
Home equity	3,779	4,265	(11)%	4,338	3,606	4,625	(18)%
Other consumer(a)	2,704	2,728	(1)%	2,578	2,381	3,128	(14)%
Total consumer	36,063	33,689	7%	28,810	32,076	37,496	(4)%
Total accruing loans 30-89 days past due	$58,302	$48,971	19%	$38,163	$43,435	$76,801	(24)%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Excluding guaranteed student loans.

Associated Banc-Corp Selected Quarterly Information
(Dollars and shares in thousands, except per share data and as noted)	YTD Dec 2025	YTD Dec 2024	4Q25	3Q25	2Q25	1Q25	4Q24
Per common share data
Dividends	$0.93	$0.89	$0.24	$0.23	$0.23	$0.23	$0.23
Market value:
High	27.14	28.14	27.14	27.01	24.56	25.63	28.14
Low	18.91	19.73	24.11	23.78	18.91	21.06	20.64
Close			25.76	25.71	24.39	22.53	23.90
Book value / share(a)			28.81	28.17	27.67	27.09	26.55
Tangible book value (TBV) / share(a)(b)			22.01	21.36	20.84	20.25	19.71
Selected trend information
Net interest margin(c)	3.03%	2.78%	3.06%	3.04%	3.04%	2.97%	2.81%
Effective tax rate	17.85%	8.41%	15.82%	19.16%	20.34%	16.03%	N/M
Noninterest expense / average assets(c)	1.96%	1.98%	1.96%	1.95%	1.93%	2.00%	2.12%
Dividend payout ratio(d)	33.33%	121.92%	29.63%	31.51%	35.38%	38.33%	N/M
Loans / deposits ratio			87.65%	88.73%	89.63%	86.07%	85.92%
Assets under management, at market value(e)			$16,132	$16,178	$15,537	$14,685	$14,773
Common shares repurchased during period(f)	900	900	—	—	—	900	—
Common shares outstanding, end of period			165,980	165,904	165,778	165,807	166,178
Risk-based capital(g)(h)
Total risk-weighted assets			$35,125,680	$34,688,358	$34,241,408	$33,800,823	$33,950,173
Common equity Tier 1(i)			$3,683,711	$3,584,712	$3,493,316	$3,417,432	$3,396,836
Common equity Tier 1 capital ratio(i)			10.49%	10.33%	10.20%	10.11%	10.01%
Tier 1 capital ratio			11.04%	10.89%	10.77%	10.68%	10.58%
Total capital ratio			13.08%	12.94%	12.83%	12.75%	12.61%
Tier 1 leverage ratio			8.96%	8.81%	8.72%	8.69%	8.73%
Selected equity and performance ratios
Stockholders’ equity / assets ratio			11.01%	10.95%	10.87%	10.82%	10.70%
Tangible common equity / tangible assets (TCE Ratio)(b)			8.29%	8.18%	8.06%	7.96%	7.82%
Average stockholders' equity / average assets	10.94%	10.41%	11.05%	10.95%	10.90%	10.86%	10.76%
Return on average equity(c)	9.95%	2.86%	11.09%	10.26%	9.43%	8.91%	(14.20)%
Return on average tangible common equity (ROATCE)(b)(c)	13.63%	3.99%	15.04%	14.02%	12.96%	12.34%	(20.27)%
Return on average assets(c)	1.09%	0.30%	1.23%	1.12%	1.03%	0.97%	(1.53)%
Return on average tangible assets(b)(c)	1.13%	0.32%	1.27%	1.17%	1.07%	1.01%	(1.55)%
Efficiency ratios (expense / revenue)
Fully tax-equivalent efficiency ratio	56.29%	67.64%	55.21%	54.77%	55.81%	59.72%	103.11%
Adjusted efficiency ratio(b)	56.01%	59.34%	55.15%	54.77%	55.81%	58.55%	60.10%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a)Based on period end common shares outstanding.
(b)This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.
(c)This ratio is annualized.
(d)Ratio is based upon basic earnings per common share.
(e)In millions. Excludes assets held in brokerage accounts.
(f)Does not include repurchases related to tax withholding on equity compensation.
(g)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(h)December 31, 2025 data is estimated.
(i)The Corporation is not classified as an advanced approaches holding company as defined by the Federal Reserve. As such, the Corporation has elected to be subject to the AOCI-related adjustments when calculating common equity tier 1 capital which allows the Corporation to opt-out of the requirement to include most components of AOCI in common equity tier 1 capital.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
(Dollars in thousands)	Dec 2025	Dec 2024	4Q25	3Q25	2Q25	1Q25	4Q24
Tangible common equity reconciliation
Common equity			$4,781,235	$4,674,186	$4,586,669	$4,492,446	$4,411,450
Less: Goodwill and other intangible assets, net			1,127,842	1,130,044	1,132,247	1,134,450	1,136,653
Tangible common equity for TBV / share and TCE Ratio			$3,653,393	$3,544,142	$3,454,422	$3,357,996	$3,274,797
Tangible assets reconciliation
Total assets			$45,202,596	$44,455,863	$43,993,729	$43,309,136	$43,023,068
Less: Goodwill and other intangible assets, net			1,127,842	1,130,044	1,132,247	1,134,450	1,136,653
Tangible assets for TCE Ratio			$44,074,754	$43,325,819	$42,861,482	$42,174,686	$41,886,415
Average tangible common equity reconciliation
Average common equity	$4,579,765	$4,108,251	$4,713,445	$4,627,038	$4,538,549	$4,436,467	$4,334,230
Less: Average goodwill and other intangible assets, net	1,132,392	1,141,198	1,129,055	1,131,385	1,133,627	1,135,584	1,137,826
Average tangible common equity for ROATCE	3,447,373	2,967,052	3,584,390	3,495,653	3,404,922	3,300,883	3,196,404
Average tangible assets reconciliation
Average total assets	$43,623,112	$41,333,853	$44,402,771	$44,015,203	$43,420,063	$42,630,627	$42,071,562
Less: Average goodwill and other intangible assets, net	1,132,392	1,141,198	1,129,055	1,131,385	1,133,627	1,135,584	1,137,826
Average tangible assets for return on average tangible assets	$42,490,720	$40,192,655	$43,273,716	$42,883,818	$42,286,436	$41,495,043	$40,933,736
Adjusted net income (loss) reconciliation
Net income (loss)	$474,777	$123,145	$137,129	$124,732	$111,230	$101,687	$(161,615)
Other intangible amortization, net of tax	6,608	6,608	1,652	1,652	1,652	1,652	1,652
Adjusted net income (loss) for return on average tangible assets	$481,385	$129,753	$138,781	$126,384	$112,882	$103,339	$(159,963)
Adjusted net income (loss) available to common equity reconciliation
Net income (loss) available to common equity	$463,277	$111,645	$134,254	$121,857	$108,355	$98,812	$(164,490)
Other intangible amortization, net of tax	6,608	6,608	1,652	1,652	1,652	1,652	1,652
Adjusted net income (loss) available to common equity for ROATCE	$469,885	$118,253	$135,906	$123,509	$110,007	$100,464	$(162,838)
Pre-tax pre-provision income (loss)
Income (loss) before income taxes	$577,910	$134,459	$162,901	$154,286	$139,629	$121,095	$(177,752)
Provision for credit losses	53,996	84,986	6,998	16,000	17,996	13,003	16,986
Pre-tax pre-provision income (loss)	$631,906	$219,444	$169,899	$170,286	$157,625	$134,098	$(160,766)
Period end core customer deposits reconciliation
Total deposits			$35,552,608	$34,881,853	$34,147,565	$35,196,713	$34,648,434
Less: Network transaction deposits			2,154,995	2,013,964	1,792,362	1,882,930	1,758,388
Less: Brokered CDs			3,795,133	3,956,517	4,072,048	4,197,512	4,276,309
Core customer deposits			$29,602,480	$28,911,371	$28,283,155	$29,116,271	$28,613,737
Average core customer deposits reconciliation
Average total deposits	$34,844,671	$33,391,095	$35,628,917	$34,705,887	$34,203,201	$34,833,464	$34,337,468
Less: Average network transaction deposits	1,929,731	1,645,695	2,090,587	1,933,659	1,843,998	1,847,972	1,690,745
Less: Average brokered CDs	4,078,557	4,240,621	3,998,012	3,916,329	4,089,844	4,315,311	4,514,841
Average core customer deposits	$28,836,383	$27,504,780	$29,540,318	$28,855,899	$28,269,359	$28,670,181	$28,131,882
Total expense for efficiency ratios reconciliation(a)
Noninterest expense	$855,639	$818,397	$219,466	$216,202	$209,352	$210,619	$224,282
Less: Other intangible amortization	8,811	8,811	2,203	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	846,828	809,586	217,263	213,999	207,149	208,416	222,080
Less: FDIC special assessment	—	7,696	—	—	—	—	—
Less: Announced initiatives(b)	—	14,243	—	—	—	—	14,243
Less: Acquisition costs(c)	252	—	252	—	—	—	—
Total expense for adjusted efficiency ratio	$846,576	$787,647	$217,011	$213,999	$207,149	$208,416	$207,836
Total revenue for efficiency ratios reconciliation(a)
Net interest income	$1,201,145	$1,047,248	$309,981	$305,222	$300,000	$285,941	$270,289
Noninterest income (loss)	286,400	(9,407)	79,384	81,265	66,977	58,776	(206,772)
Less: Investment securities gains (losses), net	49	(144,147)	37	1	7	4	(148,194)
Fully tax-equivalent adjustment	16,899	14,919	4,196	4,222	4,228	4,254	3,680
Total revenue for fully tax-equivalent efficiency ratio	1,504,395	1,196,907	393,524	390,708	371,198	348,968	215,390
Less: Announced initiatives(b)	(6,976)	(130,406)	—	—	—	(6,976)	(130,406)
Total revenue for adjusted efficiency ratio	$1,511,371	$1,327,313	$393,524	$390,708	$371,198	$355,943	$345,795
Numbers may not recalculate due to rounding conventions.
(a)Prior periods have been adjusted to conform with current period presentation.
(b)Announced initiatives include the loss on mortgage portfolio sale and loss on prepayment of FHLB advances as a result of balance sheet repositionings that the Corporation announced in the fourth quarter of 2024. The net loss on the sale of investments is already excluded from noninterest income within the efficiency ratio.
(c)During the fourth quarter of 2025, the Corporation entered into a definitive agreement to acquire American National. These costs, incurred in connection with the proposed acquisition, represent nonrecurring costs.

Nonrecurring Items Noninterest Income Reconciliation	YTD	YTD
(Dollars in thousands)	Dec 2025	Dec 2024	4Q24
GAAP noninterest income (loss)	$286,400	$(9,407)	$(206,772)
Less: Loss on mortgage portfolio sale(a)	(6,976)	(130,406)	(130,406)
Less: Net loss on sale of investments(a)	—	(148,183)	(148,183)
Noninterest income, excluding nonrecurring items	$293,376	$269,182	$71,816

2020 Non-GAAP Financial Measures Reconciliation(b)	YTD
(Dollars in thousands)	2020
Adjusted net income available to common equity reconciliation
Net income available to common equity	$288,413
Other intangible amortization, net of tax	7,644
Adjusted net income available to common equity for ROATCE	$296,057
Average tangible common equity reconciliation
Average common equity	$3,633,259
Less: Average goodwill and other intangible assets, net	1,227,561
Average tangible common equity for ROATCE	$2,405,698

Return on average tangible common equity (ROATCE)	12.31%

Total expense for efficiency ratios reconciliation
Noninterest expense	$776,034
Less: Other intangible amortization	10,192
Total expense for fully tax-equivalent efficiency ratio	765,842
Less: Announced initiatives(c)	59,917
Less: Acquisition costs(d)	2,447
Total expense for adjusted efficiency ratio	$703,478
Total revenue for efficiency ratios reconciliation
Net interest income	$762,957
Noninterest income	514,056
Less: Investment securities gains (losses), net	9,222
Fully tax-equivalent adjustment	15,959
Total revenue for fully tax-equivalent efficiency ratio	1,283,750
Less: Announced initiatives(e)	170,736
Total revenue for adjusted efficiency ratio	$1,113,014

Fully tax-equivalent efficiency ratio	59.66%
Adjusted efficiency ratio	63.20%
Numbers may not recalculate due to rounding conventions.
(a)These items classified as nonrecurring items are the result of balance sheet repositionings that the Corporation announced in the fourth quarter of 2024.
(b)Prior periods have been adjusted to conform with current period presentation.
(c)2020 announced initiatives impacting noninterest expense consisted of cost saving efforts that were executed during the third quarter of 2020. These initiatives included a $44.7 million loss on prepayment of FHLB advances, $9.6 million in severance, and $5.6 million in write-downs related to branch sales and lease breakage related to announced branch consolidations.
(d)During the first quarter of 2020, the Corporation finalized the acquisition of First Staunton. These costs, incurred in connection with the acquisition, represent nonrecurring costs.
(e)2020 announced initiatives impacting noninterest income consisted of a $163.3 million asset gain related to the sale of ABRC (Associated Benefits and Risk Consulting, the Corporation's insurance division) which was sold in June 2020, as well as a gain on sale of branches totalling $7.4 million, which occurred in the fourth quarter of 2020.